Exhibit 99.1

Zoned Properties Plans Continued Portfolio Expansion with New Ohio License Awards to Multi State Operator Clients, Enhancing Growth Prospects

●  Five Properties Secured with Multi-state Operators in Metro Areas

●  Long-Term Leases with Strong Cap Rates Expected Post Closing

SCOTTSDALE, Ariz., July 23, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, is thrilled to announce its plans for continued expansion with five new properties secured in Ohio, alongside selected tenants who have been initially awarded new adult-use licenses in the state. Existing medical license holders in Ohio are to be awarded at least one new adult-use location, with some cultivators receiving up to three additional locations.

Within the new adult-use marketplace and awarding of licenses, the State of Ohio conducted a lottery to determine a draft order for Phase I site selection. The first pick could submit a location anywhere in the State, with subsequent picks required to be outside a one-mile radius from the previous selection. The Zoned Properties deal-making team strategically sourced and secured sites across Ohio in key market locations and secured control over these properties to market them to applicant operators. Five of these properties have received preliminary approval by the State of Ohio, featuring tier-one multi-state operators located in major metropolitan areas. The process now enters a 45-day period during which the State looks at additional information regarding the applicants and locations before officially issuing provisional licenses, allowing operators to move forward with development.

This milestone reflects Zoned Properties' decade-long efforts to build a national reputation and network with leading cannabis dispensary operators. The Company is now working with Tier 1 and Tier 2 multi-state operators as a trusted partner to supply real estate for new-state license applications and multi-state expansion strategies.

In addition to Ohio, Zoned Properties is also collaborating with Tier 1 and Tier 2 operators in Kentucky and Maryland, expecting these engagements to provide further opportunities for scaling the portfolio. These recent site location and licensing wins highlight Zoned Properties’ value proposition, and the Company’s ecosystem of fostering deal flow with top-tier cannabis operators, enabling Zoned Properties to acquire value-add real estate with compelling investment return opportunities.

Management Commentary:

Bryan McLaren, CEO of Zoned Properties, stated, "We are excited to see our strategic efforts bearing fruit as we look to thoughtfully expand our direct-to-consumer real estate portfolio. The trust our clients and prospective tenants place in us to secure premium sites for winning licenses underscores our commitment to supporting the growth of the cannabis industry. We look forward to continuing this momentum and expanding our real estate portfolio with best-in-class operators."

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com